Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement
First Quarter 2017

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information	2

Consolidated Statements of Income	3

Consolidated Average Daily Balances and Yield / Rate Analysis from Continuing Operations	4

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI	6

Non-Interest Income, Mortgage Income and Wealth Management Income	7

Non-Interest Expense	8

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, and Return Ratios	9

Statements of Discontinued Operations	11

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios	12
Non-Accrual Loans (excludes loans held for sale), Adjusted Non-Accrual Loans and Select Ratios, Criticized and Classified Loans - Business Services, and Home Equity Lines of Credit - Future Principal Payment Resets	14
Early and Late Stage Delinquencies	16
Troubled Debt Restructurings	17

Consolidated Balance Sheets	18

Loans	19

Deposits	21

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital	23

Forward-Looking Statements	24

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Earnings Summary
Interest income and other financing income - taxable equivalent	$988	$978	$963	$973	$984
Interest expense - taxable equivalent	85	79	82	78	74
Depreciation expense on operating lease assets	22	25	25	26	27
Net interest income and other financing income - taxable equivalent	881	874	856	869	883
Less: Taxable-equivalent adjustment	22	21	21	21	21
Net interest income and other financing income	859	853	835	848	862
Provision for loan losses	70	48	29	72	113
Net interest income and other financing income after provision for loan losses	789	805	806	776	749
Non-interest income	510	522	599	526	506
Non-interest expense	877	899	934	915	869
Income from continuing operations before income taxes	422	428	471	387	386
Income tax expense	128	134	152	115	113
Income from continuing operations	294	294	319	272	273
Income (loss) from discontinued operations before income taxes	11	1	2	5	—
Income tax expense (benefit)	4	—	1	2	—
Income (loss) from discontinued operations, net of tax	7	1	1	3	—
Net income	$301	$295	$320	$275	$273
Income from continuing operations available to common shareholders	$278	$278	$303	$256	$257
Net income available to common shareholders	$285	$279	$304	$259	$257

Earnings per common share from continuing operations - basic	$0.23	$0.23	$0.24	$0.20	$0.20
Earnings per common share from continuing operations - diluted	0.23	0.23	0.24	0.20	0.20
Earnings per common share - basic	0.24	0.23	0.24	0.20	0.20
Earnings per common share - diluted	0.23	0.23	0.24	0.20	0.20

Balance Sheet Summary
At quarter-end—Consolidated
Loans, net of unearned income	$79,869	$80,095	$80,883	$81,702	$81,606
Allowance for loan losses	(1,061)	(1,091)	(1,126)	(1,151)	(1,151)
Assets	124,545	125,968	125,177	126,212	125,539
Deposits	99,424	99,035	99,289	97,245	98,154
Long-term borrowings	6,010	7,763	6,054	8,968	7,851
Stockholders' equity	16,722	16,664	17,365	17,385	17,211
Average balances—Continuing Operations
Loans, net of unearned income	$80,178	$80,589	$81,283	$81,960	$81,510
Assets	124,810	124,827	125,829	125,412	125,960
Deposits	97,967	98,497	97,936	97,497	97,750
Long-term borrowings	7,462	7,084	8,235	8,523	8,806
Stockholders' equity	16,649	16,951	17,307	17,151	17,086

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Selected Ratios and Other Information

As of and for Quarter Ended
3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Return on average assets from continuing operations*	0.90%	0.89%	0.96%	0.82%	0.82%
Return on average common stockholders' equity*	7.30%	6.90%	7.33%	6.37%	6.36%
Return on average tangible common stockholders’ equity (non-GAAP)* (1)	10.63%	9.96%	10.48%	9.15%	9.16%
Efficiency ratio from continuing operations	63.1%	64.4%	64.2%	65.6%	62.5%
Adjusted efficiency ratio from continuing operations (non-GAAP) (1)	62.7%	63.2%	65.3%	64.0%	60.6%
Common book value per share	$13.20	$13.04	$13.38	$13.16	$12.86
Tangible common book value per share (non-GAAP) (1)	$9.08	$8.95	$9.38	$9.22	$8.97
Tangible common stockholders’ equity to tangible assets (non-GAAP) (1)	9.15%	8.99%	9.64%	9.57%	9.48%
Basel III common equity (2)	$11,513	$11,481	$11,543	$11,507	$11,496
Basel III common equity Tier 1 ratio (2)	11.3%	11.2%	11.2%	11.0%	10.9%
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) (1)(2)	11.2%	11.1%	11.0%	10.8%	10.7%
Tier 1 capital ratio (2)	12.1%	12.0%	11.9%	11.7%	11.6%
Total risk-based capital ratio (2)	14.2%	14.2%	14.1%	13.9%	13.9%
Leverage ratio (2)	10.2%	10.2%	10.2%	10.2%	10.1%
Effective tax rate (3)	30.4%	31.2%	32.3%	29.7%	29.3%
Allowance for loan losses as a percentage of loans, net of unearned income	1.33%	1.36%	1.39%	1.41%	1.41%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.06	x	1.10x	1.04x	1.12x	1.16x
Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) (1)(5)	1.35x	1.38x	1.23x	1.24x	1.32x
Net interest margin (FTE) from continuing operations*	3.25%	3.16%	3.06%	3.15%	3.19%
Loans, net of unearned income, to total deposits	80.3%	80.9%	81.5%	84.0%	83.1%
Net charge-offs as a percentage of average loans*	0.51%	0.41%	0.26%	0.35%	0.34%
Non-accrual loans, excluding loans held for sale, as a percentage of loans	1.26%	1.24%	1.33%	1.25%	1.22%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	1.37%	1.37%	1.47%	1.40%	1.36%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale (4)	1.57%	1.58%	1.69%	1.61%	1.61%
Associate headcount—full-time equivalent	22,150	22,166	22,215	22,447	22,855
ATMs	1,921	1,906	1,969	1,957	1,950

Branch Statistics
Full service	1,455	1,460	1,522	1,520	1,525
Drive-through/transaction service only	68	67	75	79	80
Total branch outlets	1,523	1,527	1,597	1,599	1,605

*Annualized

(1)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 9, 10, 14, and 23.

(2)	Current quarter Basel III common equity as well as the Basel III common equity Tier 1, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.

(3)
The effective tax rate for the second quarter of 2016 was favorably impacted by increased benefits from affordable housing investments and tax-exempt income. The first quarter of 2016 includes an income tax benefit related to the conclusion of a state tax examination.

(4)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(5)	Adjusted to exclude the allowance for loan losses and non-accrual loans related to the Direct Energy portfolio.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Consolidated Statements of Income (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Interest income, including other financing income on:
Loans, including fees	$773	$773	$763	$762	$768
Securities—taxable	148	139	135	145	147
Loans held for sale	4	5	4	4	3
Trading account securities	2	1	—	1	3
Other earning assets	12	9	9	8	10
Operating lease assets	27	30	31	32	32
Total interest income, including other financing income	966	957	942	952	963
Interest expense on:
Deposits	35	31	31	28	27
Long-term borrowings	50	48	51	50	47
Total interest expense	85	79	82	78	74
Depreciation expense on operating lease assets	22	25	25	26	27
Total interest expense and depreciation expense on operating lease assets	107	104	107	104	101
Net interest income and other financing income	859	853	835	848	862
Provision for loan losses	70	48	29	72	113
Net interest income and other financing income after provision for loan losses	789	805	806	776	749
Non-interest income:
Service charges on deposit accounts	168	173	166	166	159
Card and ATM fees	104	103	105	99	95
Investment management and trust fee income	56	57	54	52	50
Mortgage income	41	43	46	46	38
Securities gains (losses), net	—	5	—	6	(5)
Other	141	141	228	157	169
Total non-interest income	510	522	599	526	506
Non-interest expense:
Salaries and employee benefits	478	472	486	480	475
Net occupancy expense	85	89	87	86	86
Furniture and equipment expense	80	80	80	79	78
Other	234	258	281	270	230
Total non-interest expense	877	899	934	915	869
Income from continuing operations before income taxes	422	428	471	387	386
Income tax expense	128	134	152	115	113
Income from continuing operations	294	294	319	272	273
Discontinued operations:
Income (loss) from discontinued operations before income taxes	11	1	2	5	—
Income tax expense (benefit)	4	—	1	2	—
Income (loss) from discontinued operations, net of tax	7	1	1	3	—
Net income	301	$295	$320	$275	$273
Net income from continuing operations available to common shareholders	278	$278	$303	$256	$257
Net income available to common shareholders	285	$279	$304	$259	$257
Weighted-average shares outstanding—during quarter:
Basic	1,209	1,224	1,246	1,265	1,286
Diluted	1,224	1,234	1,252	1,268	1,291
Actual shares outstanding—end of quarter	1,205	1,215	1,236	1,259	1,275
Earnings per common share from continuing operations:
Basic	$0.23	$0.23	$0.24	$0.20	$0.20
Diluted	$0.23	$0.23	$0.24	$0.20	$0.20
Earnings per common share:
Basic	$0.24	$0.23	$0.24	$0.20	$0.20
Diluted	$0.23	$0.23	$0.24	$0.20	$0.20
Cash dividends declared per common share	$0.065	$0.065	$0.065	$0.065	$0.06
Taxable-equivalent net interest income and other financing income from continuing operations	$881	$874	$856	$869	$883

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	3/31/2017			12/31/2016
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	—%	$1	$—	—%
Trading account securities	124	2	6.28	120	1	1.72
Securities:
Taxable	25,069	148	2.40	25,086	139	2.22
Tax-exempt	1	—	—	1	—	—
Loans held for sale	541	4	2.99	563	5	3.22
Loans, net of unearned income:
Commercial and industrial	35,330	331	3.78	35,149	326	3.67
Commercial real estate mortgage—owner-occupied	6,793	70	4.11	6,963	78	4.33
Commercial real estate construction—owner-occupied	346	4	4.46	356	3	4.34
Commercial investor real estate mortgage	4,229	34	3.25	4,231	36	3.31
Commercial investor real estate construction	2,246	20	3.56	2,441	22	3.27
Residential first mortgage	13,469	129	3.82	13,485	128	3.83
Home equity	10,606	101	3.85	10,711	99	3.69
Indirect—vehicles	3,943	30	3.08	4,096	29	2.82
Indirect—other consumer	937	19	8.05	889	17	7.82
Consumer credit card	1,166	34	11.64	1,146	33	11.42
Other consumer	1,113	23	8.25	1,122	23	8.33
Total loans, net of unearned income	80,178	795	3.98	80,589	794	3.91
Investment in operating leases, net	679	5	3.24	721	5	3.05
Other earning assets	3,447	12	1.37	3,108	9	1.24
Total earning assets	110,040	966	3.53	110,189	953	3.44
Allowance for loan losses	(1,092)			(1,132)
Cash and due from banks	1,899			1,915
Other non-earning assets	13,963			13,855
	$124,810			$124,827
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$8,050	3	0.17	$7,811	3	0.13
Interest-bearing checking	19,915	8	0.15	19,769	5	0.11
Money market	27,226	9	0.14	27,254	8	0.12
Time deposits	7,148	15	0.83	7,505	15	0.79
Total interest-bearing deposits (1)	62,339	35	0.22	62,339	31	0.20
Other short-term borrowings	289	—	—	—	—	—
Long-term borrowings	7,462	50	2.68	7,084	48	2.70
Total interest-bearing liabilities	70,090	85	0.49	69,423	79	0.45
Non-interest-bearing deposits (1)	35,628	—	—	36,158	—	—
Total funding sources	105,718	85	0.32	105,581	79	0.30
Net interest spread			3.04			2.99
Other liabilities	2,443			2,295
Stockholders’ equity	16,649			16,951
	$124,810			$124,827
Net interest income and other financing income/margin FTE basis		$881	3.25%		$874	3.16%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.14% and 0.13% for the quarters ended March 31, 2017 and December 31, 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations (continued)

	Quarter Ended
	9/30/2016			6/30/2016			3/31/2016
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$3	$—	—%	$11	$—	—%
Trading account securities	117	—	—	114	1	0.99	132	3	10.20
Securities:
Taxable	24,929	135	2.15	24,682	145	2.36	24,618	147	2.39
Tax-exempt	1	—	—	1	—	—	1	—	—
Loans held for sale	531	4	3.38	458	4	3.45	362	3	3.30
Loans, net of unearned income:
Commercial and industrial	35,733	315	3.50	36,493	316	3.47	36,103	321	3.56
Commercial real estate mortgage—owner-occupied	7,106	81	4.49	7,311	87	4.74	7,512	91	4.79
Commercial real estate construction—owner-occupied	345	4	4.29	348	4	4.46	359	4	4.17
Commercial investor real estate mortgage	4,444	35	3.06	4,399	33	3.00	4,430	34	3.07
Commercial investor real estate construction	2,535	20	3.15	2,591	20	3.12	2,591	20	3.11
Residential first mortgage	13,249	128	3.85	12,990	126	3.87	12,828	125	3.89
Home equity	10,775	99	3.68	10,869	99	3.65	10,956	99	3.63
Indirect—vehicles	4,113	32	3.09	4,149	33	3.15	4,056	32	3.18
Indirect—other consumer	779	14	7.31	686	12	6.86	599	10	6.41
Consumer credit card	1,110	33	11.64	1,066	31	11.72	1,050	31	12.01
Other consumer	1,094	23	8.29	1,058	22	8.31	1,026	22	8.47
Total loans, net of unearned income	81,283	784	3.82	81,960	783	3.82	81,510	789	3.87
Investment in operating leases, net	761	6	2.85	792	6	2.81	825	5	2.71
Other earning assets	3,751	9	0.93	2,970	8	1.10	4,046	10	0.98
Total earning assets	111,373	938	3.34	110,980	947	3.41	111,505	957	3.43
Allowance for loan losses	(1,156)			(1,158)			(1,108)
Cash and due from banks	1,879			1,792			1,710
Other non-earning assets	13,733			13,798			13,853
	$125,829			$125,412			$125,960
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings	$7,779	3	0.14	$7,794	2	0.14	$7,491	3	0.16
Interest-bearing checking	20,267	5	0.10	20,760	5	0.09	21,244	5	0.10
Money market	26,974	9	0.12	26,585	7	0.11	26,821	7	0.10
Time deposits	7,447	14	0.79	7,338	14	0.73	7,368	12	0.67
Total interest-bearing deposits (1)	62,467	31	0.19	62,477	28	0.18	62,924	27	0.18
Other short-term borrowings	1	—	—	—	—	—	8	—	—
Long-term borrowings	8,235	51	2.43	8,523	50	2.33	8,806	47	2.13
Total interest-bearing liabilities	70,703	82	0.46	71,000	78	0.44	71,738	74	0.42
Non-interest-bearing deposits (1)	35,469	—	—	35,020	—	—	34,826	—	—
Total funding sources	106,172	82	0.30	106,020	78	0.29	106,564	74	0.28
Net interest spread			2.88			2.97			3.01
Other liabilities	2,350			2,241			2,310
Stockholders’ equity	17,307			17,151			17,086
	$125,829			$125,412			$125,960
Net interest income and other financing income/margin FTE basis		$856	3.06%		$869	3.15%		$883	3.19%
_______

(1)
Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.12% for both quarters ended September 30, 2016 and June 30, 2016 and 0.11% for quarter ended March 31, 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income table below presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

	Quarter Ended
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Net income from continuing operations available to common shareholders (GAAP)	$278	$278	$303	$256	$257	$—	NM	$21	8.2%
Preferred dividends (GAAP)	16	16	16	16	16	—	NM	—	NM
Income tax expense (GAAP)	128	134	152	115	113	(6)	(4.5)%	15	13.3%
Income from continuing operations before income taxes (GAAP)	422	428	471	387	386	(6)	(1.4)%	36	9.3%
Provision for loan losses (GAAP)	70	48	29	72	113	22	45.8%	(43)	(38.1)%
Pre-tax pre-provision income from continuing operations (non-GAAP)	492	476	500	459	499	16	3.4%	(7)	(1.4)%
Other adjustments:
Gain on sale of affordable housing residential mortgage loans (1)	—	(5)	—	—	—	5	(100.0)%	—	NM
Securities (gains) losses, net	—	(5)	—	(6)	5	5	(100.0)%	(5)	(100.0)%
Insurance proceeds (2)	—	—	(47)	—	(3)	—	NM	3	(100.0)%
Leveraged lease termination gains, net (3)	—	—	(8)	—	—	—	NM	—	NM
Salaries and employee benefits—severance charges	4	5	3	1	12	(1)	(20.0)%	(8)	(66.7)%
Professional, legal and regulatory expenses (4)	—	—	—	3	—	—	NM	—	NM
Branch consolidation, property and equipment charges	1	17	5	22	14	(16)	(94.1)%	(13)	(92.9)%
Loss on early extinguishment of debt	—	—	14	—	—	—	NM	—	NM
Total other adjustments	5	12	(33)	20	28	(7)	(58.3)%	(23)	(82.1)%
Adjusted pre-tax pre-provision income from continuing operations (non-GAAP)	$497	$488	$467	$479	$527	$9	1.8%	$(30)	(5.7)%

NM - Not Meaningful
(1) Gain on sale of affordable housing residential mortgage loans in the fourth quarter of 2016 was due to the decision to sell approximately $171 million of loans to Freddie Mac. Approximately $91 million were sold with recourse, resulting in a deferred gain of $5 million, which will be evaluated when the recourse expires during the second quarter of 2017.
(2) Insurance proceeds recognized in the third quarter of 2016 are related to the previously disclosed settlement with the Department of Housing and Urban Development. Insurance
proceeds recognized in the other periods presented are related to the settlement of the previously disclosed 2010 class-action lawsuit.
(3) The impact of the leveraged lease termination gains, net in the third quarter of 2016 was fully offset by increased tax expense.
(4) Regions recorded $3 million of contingent legal and regulatory accruals during the second quarter of 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Non-Interest Income

	Quarter Ended
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Service charges on deposit accounts	$168	$173	$166	$166	$159	$(5)	(2.9)%	$9	5.7%
Card and ATM fees	104	103	105	99	95	1	1.0%	9	9.5%
Investment management and trust fee income	56	57	54	52	50	(1)	(1.8)%	6	12.0%
Mortgage income	41	43	46	46	38	(2)	(4.7)%	3	7.9%
Capital markets fee income and other (1)	32	31	42	38	41	1	3.2%	(9)	(22.0)%
Insurance commissions and fees	37	34	38	36	40	3	8.8%	(3)	(7.5)%
Bank-owned life insurance	19	20	22	20	33	(1)	(5.0)%	(14)	(42.4)%
Commercial credit fee income	18	19	17	18	19	(1)	(5.3)%	(1)	(5.3)%
Investment services fee income	16	12	15	15	16	4	33.3%	—	NM
Insurance proceeds	—	—	47	—	3	—	NM	(3)	(100.0)%
Net revenue from affordable housing	—	1	2	3	11	(1)	(100.0)%	(11)	(100.0)%
Securities gains (losses), net	—	5	—	6	(5)	(5)	(100.0)%	5	(100.0)%
Market value adjustments on employee benefit assets	5	3	4	8	(12)	2	66.7%	17	(141.7)%
Other	14	21	41	19	18	(7)	(33.3)%	(4)	(22.2)%
Total non-interest income from continuing operations	$510	$522	$599	$526	$506	$(12)	(2.3)%	$4	0.8%
Mortgage Income

	Quarter Ended
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Production and sales	$26	$27	$37	$32	$27	$(1)	(3.7)%	$(1)	(3.7)%
Loan servicing	23	23	21	22	20	—	NM	3	15.0%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	4	64	(2)	(22)	(36)	(60)	(93.8)%	40	(111.1)%
MSRs hedge gain (loss)	(2)	(59)	—	24	35	57	(96.6)%	(37)	(105.7)%
MSRs change due to payment decay	(10)	(12)	(10)	(10)	(8)	2	(16.7)%	(2)	25.0%
MSR and related hedge impact	(8)	(7)	(12)	(8)	(9)	(1)	14.3%	1	(11.1)%
Total mortgage income	$41	$43	$46	$46	$38	$(2)	(4.7)%	$3	7.9%

Mortgage production - purchased	$819	$911	$1,112	$1,235	$756	$(92)	(10.1)%	$63	8.3%
Mortgage production - refinanced	335	627	550	421	355	(292)	(46.6)%	(20)	(5.6)%
Total mortgage production (2)	$1,154	$1,538	$1,662	$1,656	$1,111	$(384)	(25.0)%	$43	3.9%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Investment management and trust fee income	$56	$57	$54	$52	$50	$(1)	(1.8)%	$6	12.0%
Insurance commissions and fees	37	34	38	36	40	3	8.8%	(3)	(7.5)%
Investment services fee income	16	12	15	15	16	4	33.3%	—	NM
Total wealth management income (3)	$109	$103	$107	$103	$106	$6	5.8%	$3	2.8%
_________
NM - Not Meaningful

(1)
Capital markets fee income and other primarily relates to capital raising activities that includes securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and advisory services.

(2)	Total mortgage production represents production during the period, including amounts sold into the secondary market as well as amounts retained in Regions' residential first mortgage loan portfolio.

(3)
Total Wealth Management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the Wealth Management segment.

Selected Non-Interest Income Variance Analysis

•
Other non-interest income decreased in the first quarter of 2017 compared to the fourth quarter of 2016, primarily due to the gain on the sale of affordable housing residential mortgage loans in the fourth quarter of 2016.

•	Mortgage income decreased in the first quarter of 2017 compared to the fourth quarter of 2016, driven by lower production related to seasonality and rising interest rates.

•	Wealth management income increased in the first quarter of 2017 compared to the fourth quarter of 2016, primarily due to seasonal increases in both insurance and investment services income.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Non-Interest Expense

	Quarter Ended
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Salaries and employee benefits	$478	$472	$486	$480	$475	$6	1.3%	$3	0.6%
Net occupancy expense	85	89	87	86	86	(4)	(4.5)%	(1)	(1.2)%
Furniture and equipment expense	80	80	80	79	78	—	NM	2	2.6%
Outside services	40	41	38	39	36	(1)	(2.4)%	4	11.1%
Marketing	24	23	25	28	25	1	4.3%	(1)	(4.0)%
FDIC insurance assessments	27	28	29	17	25	(1)	(3.6)%	2	8.0%
Professional, legal and regulatory expenses	22	26	29	21	13	(4)	(15.4)%	9	69.2%
Branch consolidation, property and equipment charges	1	17	5	22	14	(16)	(94.1)%	(13)	(92.9)%
Credit/checkcard expenses	14	14	14	14	13	—	NM	1	7.7%
Provision (credit) for unfunded credit losses	1	(3)	8	11	1	4	(133.3)%	—	—%
Visa class B shares expense	3	—	11	2	2	3	NM	1	50.0%
Loss on early extinguishment of debt	—	—	14	—	—	—	NM	—	NM
Other	102	112	108	116	101	(10)	(8.9)%	1	1.0%
Total non-interest expense from continuing operations	$877	$899	$934	$915	$869	$(22)	(2.4)%	$8	0.9%
_________
NM - Not Meaningful

Selected Non-Interest Expense Variance Analysis

•
Salaries and employee benefits increased in the first quarter of 2017 compared to the fourth quarter of 2016, primarily due to a seasonal increase in payroll taxes partially offset by lower production-based incentives.

•
Occupancy expense decreased in the first quarter of 2017 compared to the fourth quarter of 2016, primarily due to the fourth quarter including costs for flood damaged branches while the first quarter includes the benefit from insurance recoveries related to branch damages in prior periods.

•	Professional, legal and regulatory expenses decreased in the first quarter of 2017 compared to the fourth quarter of 2016, primarily due to lower litigation-related costs.

•
Visa class B share expense is associated with shares sold in a prior year. The Visa class B shares have restrictions tied to finalization of certain covered litigation. Changes in the status of that litigation drove the increased expense for the first quarter of 2017.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios
The table below presents computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee income ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee income ratio. Net interest income and other financing income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the fee income and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. The table below also presents a computation of the operating leverage ratio (non-GAAP) which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP). Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

The table on the following page also provides a calculation of “return on average tangible common stockholders’ equity”. Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity measure. Because tangible common stockholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	1Q17 vs. 4Q16		1Q17 vs. 1Q16
ADJUSTED EFFICIENCY, FEE INCOME AND OPERATING LEVERAGE RATIOS, ADJUSTED NON-INTEREST INCOME/EXPENSE-CONTINUING OPERATIONS
Non-interest expense (GAAP)	A	$877	$899	$934	$915	$869	$(22)	(2.4)%	$8	0.9%
Adjustments:
Professional, legal and regulatory expenses (1)		—	—	—	(3)	—	—	NM	—	NM
Branch consolidation, property and equipment charges		(1)	(17)	(5)	(22)	(14)	16	(94.1)%	13	(92.9)%
Loss on early extinguishment of debt		—	—	(14)	—	—	—	NM	—	NM
Salary and employee benefits—severance charges		(4)	(5)	(3)	(1)	(12)	1	(20.0)%	8	(66.7)%
Adjusted non-interest expense (non-GAAP)	B	$872	$877	$912	$889	$843	$(5)	(0.6)%	$29	3.4%
Net interest income and other financing income (GAAP)		$859	$853	$835	$848	$862	$6	0.7%	$(3)	(0.3)%
Taxable-equivalent adjustment		22	21	21	21	21	1	4.8%	1	4.8%
Net interest income and other financing income, taxable-equivalent basis	C	$881	$874	$856	$869	$883	$7	0.8%	$(2)	(0.2)%
Non-interest income (GAAP)	D	$510	$522	$599	$526	$506	$(12)	(2.3)%	$4	0.8%
Adjustments:
Securities (gains) losses, net		—	(5)	—	(6)	5	5	(100.0)%	(5)	(100.0)%
Insurance proceeds (1)		—	—	(47)	—	(3)	—	NM	3	(100.0)%
Leveraged lease termination gains, net (1)		—	—	(8)	—	—	—	NM	—	NM
Gain on sale of affordable housing residential mortgage loans (1)		—	(5)	—	—	—	5	(100.0)%	—	NM
Adjusted non-interest income (non-GAAP)	E	$510	$512	$544	$520	$508	$(2)	(0.4)%	$2	0.4%
Total revenue, taxable-equivalent basis	C+D=F	$1,391	$1,396	$1,455	$1,395	$1,389	$(5)	(0.4)%	$2	0.1%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	C+E=G	$1,391	$1,386	$1,400	$1,389	$1,391	$5	0.4%	$—	—%
Operating leverage ratio (GAAP)	F-A									(0.8)%
Adjusted operating leverage ratio (non-GAAP)	G-B									(3.4)%
Efficiency ratio (GAAP)	A/F	63.1%	64.4%	64.2%	65.6%	62.5%
Adjusted efficiency ratio (non-GAAP)	B/G	62.7%	63.2%	65.3%	64.0%	60.6%
Fee income ratio (GAAP)	D/F	36.7%	37.4%	41.2%	37.7%	36.4%
Adjusted fee income ratio (non-GAAP)	E/G	36.6%	36.9%	38.8%	37.5%	36.5%
________
NM - Not Meaningful

(1)	See page 6 for additional information regarding these adjustments.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Reconciliation to GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Return Ratios (continued)

		Quarter Ended
($ amounts in millions)		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY- CONSOLIDATED
Net income available to common shareholders (GAAP)	H	$285	$279	$304	$259	$257
Average stockholders' equity (GAAP)		$16,650	$16,955	$17,311	$17,151	$17,086
Less:
Average intangible assets (GAAP)		5,119	5,127	5,116	5,124	5,131
Average deferred tax liability related to intangibles (GAAP)		(156)	(158)	(161)	(163)	(165)
Average preferred stock (GAAP)		820	820	820	820	820
Average tangible common stockholders' equity (non-GAAP)	I	$10,867	$11,166	$11,536	$11,370	$11,300
Return on average tangible common stockholders' equity (non-GAAP)*	H/I	10.63%	9.96%	10.48%	9.15%	9.16%
________
*Annualized

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Statements of Discontinued Operations (unaudited)
On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial Inc. The sale was closed on April 2, 2012. Regions Investment Management, Inc. (formerly known as Morgan Asset Management, Inc.) and Regions Trust were not included in the sale. In connection with the agreement, the results of the entities sold are reported as discontinued operations. The following tables represents the unaudited condensed results for discontinued operations.

	Quarter Ended
($ amounts in millions, except per share data)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Non-interest expense:
Professional and legal expenses	$(11)	$(1)	$(2)	$(5)	$—
Total non-interest expense	(11)	(1)	(2)	(5)	—
Income (loss) from discontinued operations before income tax	11	1	2	5	—
Income tax expense (benefit)	4	—	1	2	—
Income (loss) from discontinued operations, net of tax	$7	$1	$1	$3	$—
Weighted-average shares outstanding—during quarter (1):
Basic	1,209	1,224	1,246	1,265	1,286
Diluted	1,224	1,234	1,252	1,268	1,291
Earnings (loss) per common share from discontinued operations:
Basic	$0.01	$0.00	$0.00	$0.00	$0.00
Diluted	$0.01	$0.00	$0.00	$0.00	$0.00

_________

(1)	In a period where there is a loss from discontinued operations, basic and diluted weighted-average common shares outstanding are the same.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Components:
Allowance for loan losses (ALL)	$1,061	$1,091	$1,126	$1,151	$1,151
Reserve for unfunded credit commitments	70	69	72	64	53
Allowance for credit losses (ACL)	$1,131	$1,160	$1,198	$1,215	$1,204

Provision for loan losses	$70	$48	$29	$72	$113
Provision (credit) for unfunded credit losses	1	(3)	8	11	1

Loans charged-off:
Commercial and industrial	$47	$38	$25	$34	$23
Commercial real estate mortgage—owner-occupied	11	3	6	8	5
Commercial real estate construction—owner-occupied	—	—	—	—	1
Total commercial	58	41	31	42	29
Commercial investor real estate mortgage	1	—	1	1	—
Commercial investor real estate construction	—	—	—	—	—
Total investor real estate	1	—	1	1	—
Residential first mortgage	3	4	4	3	4
Home equity—first lien	3	5	2	6	7
Home equity—second lien	6	6	8	9	13
Indirect—vehicles	15	15	13	10	13
Indirect—other consumer	6	5	4	3	3
Consumer credit card	13	12	11	9	10
Other consumer	19	22	20	15	17
Total consumer	65	69	62	55	67
Total	124	110	94	98	96

Recoveries of loans previously charged-off:
Commercial and industrial	5	7	15	5	5
Commercial real estate mortgage—owner-occupied	1	2	4	3	2
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	6	9	19	8	7
Commercial investor real estate mortgage	2	2	4	1	3
Commercial investor real estate construction	—	1	1	—	1
Total investor real estate	2	3	5	1	4
Residential first mortgage	1	1	—	1	1
Home equity—first lien	2	2	1	4	2
Home equity—second lien	3	3	6	4	4
Indirect—vehicles	5	4	5	4	5
Indirect—other consumer	—	1	—	—	—
Consumer credit card	1	2	1	2	1
Other consumer	4	2	3	2	4
Total consumer	16	15	16	17	17
Total	24	27	40	26	28

Net loans charged-off:
Commercial and industrial	42	31	10	29	18
Commercial real estate mortgage—owner-occupied	10	1	2	5	3
Commercial real estate construction—owner-occupied	—	—	—	—	1
Total commercial	52	32	12	34	22
Commercial investor real estate mortgage	(1)	(2)	(3)	—	(3)
Commercial investor real estate construction	—	(1)	(1)	—	(1)
Total investor real estate	(1)	(3)	(4)	—	(4)
Residential first mortgage	2	3	4	2	3
Home equity—first lien	1	3	1	2	5
Home equity—second lien	3	3	2	5	9
Indirect—vehicles	10	11	8	6	8
Indirect—other consumer	6	4	4	3	3
Consumer credit card	12	10	10	7	9
Other consumer	15	20	17	13	13
Total consumer	49	54	46	38	50
Total	$100	$83	$54	$72	$68

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Credit Quality (continued)

	As of and for Quarter Ended
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	0.48%	0.34%	0.11%	0.32%	0.20%
Commercial real estate mortgage—owner-occupied	0.59%	0.10%	0.14%	0.22%	0.19%
Commercial real estate construction—owner-occupied	(0.14)%	(0.03)%	(0.19)%	0.19%	0.73%
Total commercial	0.49%	0.30%	0.11%	0.31%	0.20%
Commercial investor real estate mortgage	(0.07)%	(0.16)%	(0.33)%	(0.02)%	(0.23)%
Commercial investor real estate construction	(0.02)%	(0.12)%	(0.12)%	(0.07)%	(0.15)%
Total investor real estate	(0.05)%	(0.15)%	(0.25)%	(0.04)%	(0.20)%
Residential first mortgage	0.08%	0.10%	0.11%	0.04%	0.11%
Home equity—first lien	0.08%	0.15%	0.04%	0.14%	0.29%
Home equity—second lien	0.31%	0.34%	0.24%	0.45%	0.86%
Indirect—vehicles	1.01%	0.94%	0.86%	0.59%	0.79%
Indirect—other consumer	2.43%	2.16%	1.97%	1.86%	1.79%
Consumer credit card	3.93%	3.61%	3.23%	3.00%	3.31%
Other consumer	5.69%	6.90%	6.52%	4.99%	5.02%
Total consumer	0.64%	0.68%	0.59%	0.51%	0.65%
Total	0.51%	0.41%	0.26%	0.35%	0.34%
Non-accrual loans, excluding loans held for sale	$1,004	$995	$1,078	$1,025	$993
Non-performing loans held for sale	8	13	15	31	22
Non-accrual loans, including loans held for sale	1,012	1,008	1,093	1,056	1,015
Foreclosed properties	81	90	95	89	97
Non-performing assets (NPAs)	$1,093	$1,098	$1,188	$1,145	$1,112
Loans past due > 90 days (1)	$164	$170	$178	$174	$201
Accruing restructured loans not included in categories above (2)	$1,036	$1,010	$1,023	$1,051	$993
Credit Ratios:
ACL/Loans, net	1.42%	1.45%	1.48%	1.49%	1.48%
ALL/Loans, net	1.33%	1.36%	1.39%	1.41%	1.41%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.06x	1.10x	1.04x	1.12x	1.16x
Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP) (3)	1.35x	1.38x	1.23x	1.24x	1.32x
Non-accrual loans, excluding loans held for sale/Loans, net	1.26%	1.24%	1.33%	1.25%	1.22%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	1.37%	1.37%	1.47%	1.40%	1.36%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale (1)	1.57%	1.58%	1.69%	1.61%	1.61%

(1)	Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 16 for amounts related to these loans.

(2)	See page 17 for detail of restructured loans.

(3)	See reconciliation of GAAP to non-GAAP Financial Measures on page 14.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

 Non-Accrual Loans (excludes loans held for sale)

	As of
($ amounts in millions)	3/31/2017		12/31/2016		9/30/2016		6/30/2016		3/31/2016
Commercial and industrial	$666	1.89%	$623	1.78%	$693	1.96%	$596	1.65%	$556	1.53%
Commercial real estate mortgage—owner-occupied	186	2.80%	210	3.06%	221	3.15%	240	3.34%	254	3.44%
Commercial real estate construction—owner-occupied	4	1.08%	3	0.92%	3	0.90%	3	0.91%	2	0.68%
Total commercial	856	2.03%	836	1.98%	917	2.14%	839	1.92%	812	1.85%
Commercial investor real estate mortgage	17	0.39%	17	0.42%	18	0.43%	33	0.77%	28	0.62%
Commercial investor real estate construction	—	—%	—	—%	1	0.04%	—	—%	—	—%
Total investor real estate	17	0.26%	17	0.27%	19	0.28%	33	0.48%	28	0.39%
Residential first mortgage	50	0.37%	50	0.38%	50	0.38%	52	0.40%	54	0.42%
Home equity	81	0.77%	92	0.86%	92	0.85%	101	0.93%	99	0.90%
Total consumer	131	0.42%	142	0.45%	142	0.45%	153	0.49%	153	0.50%
Total non-accrual loans	$1,004	1.26%	$995	1.24%	$1,078	1.33%	$1,025	1.25%	$993	1.22%

Adjusted Non-Accrual Loans and Select Ratios (non-GAAP)
The table below presents computations of the adjusted allowance for loan losses to non-performing loans, excluding loans held for sale ratio (non-GAAP), generally calculated as adjusted allowance for loan losses divided by adjusted total non-accrual loans, excluding loans held for sale. The allowance for loan losses (GAAP) is presented excluding the portion of the allowance related to direct energy loans to arrive at the adjusted allowance for loan losses (non-GAAP). Total non-accrual loans (GAAP) is presented excluding direct energy non-accrual loans to arrive at adjusted total non-accrual loans, excluding loans held for sale (non-GAAP), which is the denominator for the allowance for loan losses to non-accrual loans ratio. Management believes that excluding the portion of the allowance for loan losses related to direct energy loans and the direct energy non-accrual loans will assist investors in analyzing the Company's credit quality performance absent the volatility that has been experienced by energy businesses. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, are not audited, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		As of
($ amounts in millions)		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Allowance for loan losses (GAAP)	A	$1,061	$1,091	$1,126	$1,151	$1,151
Less: Direct energy portion		123	147	176	226	218
Adjusted allowance for loan losses (non-GAAP)	B	$938	$944	$950	$925	$933

Total non-accrual loans (GAAP)	C	$1,004	$995	$1,078	$1,025	$993
Less: Direct energy non-accrual loans		310	311	305	280	287
Adjusted total non-accrual loans (non-GAAP)	D	$694	$684	$773	$745	$706
Allowance for loan losses to non-performing loans, excluding loans held for sale (GAAP)	A/C	1.06x	1.10x	1.04x	1.12x	1.16x
Adjusted allowance for loan losses to non-performing loans, excluding loans held for sale (non-GAAP)	B/D	1.35x	1.38x	1.23x	1.24x	1.32x

Criticized and Classified Loans—Business Services (1)

	As of
						3/31/2017		3/31/2017
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	vs. 12/31/2016		vs. 3/31/2016
Accruing classified	$1,522	$1,553	$1,477	$1,596	$1,800	$(31)	(2.0)%	$(278)	(15.4)%
Non-accruing classified	873	853	936	872	840	20	2.3%	33	3.9%
Total classified	2,395	2,406	2,413	2,468	2,640	(11)	(0.5)%	(245)	(9.3)%

Special mention	1,143	1,206	1,329	1,196	985	(63)	(5.2)%	158	16.0%
Total criticized	$3,538	$3,612	$3,742	$3,664	$3,625	$(74)	(2.0)%	$(87)	(2.4)%

(1)	Business services represents the combined total of commercial and investor real estate loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Home Equity Lines of Credit - Future Principal Payment Resets (3)

	As of 3/31/2017
($ amounts in millions)	First Lien	% of Total	Second Lien	% of Total	Total
2017	$5	0.07%	$13	0.18%	$18
2018	10	0.15%	17	0.24%	27
2019	73	1.04%	65	0.93%	138
2020	150	2.14%	118	1.68%	268
2021	178	2.53%	154	2.20%	332
2022-2026	1,615	23.01%	1,687	24.06%	3,302
2027-2031	1,545	22.02%	1,385	19.74%	2,930
Thereafter	—	—%	1	0.01%	1
Total	$3,576	50.96%	$3,440	49.04%	$7,016

(3)
The balance of Regions' home equity portfolio was $10,533 million at March 31, 2017 consisting of $7,016 million of home equity lines of credit and $3,517 million of closed-end home equity loans. The home equity lines of credit presented in the table above are based on maturity date for lines with a balloon payment and draw period expiration date for lines that convert to a repayment period. The closed-end loans were primarily originated as amortizing loans, and were therefore excluded from the table above.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions)	3/31/2017		12/31/2016		9/30/2016		6/30/2016		3/31/2016
Commercial and industrial	$20	0.06%	$70	0.20%	$21	0.06%	$38	0.11%	$24	0.07%
Commercial real estate mortgage—owner-occupied	24	0.36%	36	0.52%	59	0.84%	27	0.38%	34	0.46%
Commercial real estate construction—owner-occupied	—	0.01%	1	0.39%	2	0.61%	1	0.09%	1	0.18%
Total commercial	44	0.10%	107	0.25%	82	0.19%	66	0.15%	59	0.13%
Commercial investor real estate mortgage	11	0.25%	14	0.33%	6	0.14%	27	0.63%	21	0.47%
Commercial investor real estate construction	32	1.46%	—	—%	—	—%	—	0.01%	3	0.12%
Total investor real estate	43	0.66%	14	0.21%	6	0.09%	27	0.39%	24	0.34%
Residential first mortgage—non-guaranteed (1)	108	0.82%	128	0.98%	116	0.89%	120	0.94%	108	0.86%
Home equity	72	0.68%	82	0.77%	79	0.74%	74	0.69%	75	0.68%
Indirect—vehicles	51	1.33%	70	1.73%	57	1.41%	55	1.33%	49	1.20%
Indirect—other consumer	6	0.62%	8	0.87%	5	0.62%	5	0.60%	3	0.50%
Consumer credit card	15	1.27%	16	1.29%	15	1.28%	12	1.06%	11	1.08%
Other consumer	13	1.16%	18	1.64%	19	1.56%	17	1.53%	12	1.20%
Total consumer (1)	265	0.86%	322	1.04%	291	0.94%	283	0.92%	258	0.85%
Total accruing 30-89 days past due loans (1)	$352	0.44%	$443	0.56%	$379	0.47%	$376	0.46%	$341	0.42%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions)	3/31/2017		12/31/2016		9/30/2016		6/30/2016		3/31/2016
Commercial and industrial	$5	0.01%	$6	0.02%	$5	0.01%	$6	0.02%	$3	0.01%
Commercial real estate mortgage—owner-occupied	5	0.08%	2	0.04%	3	0.04%	3	0.05%	3	0.04%
Total commercial	10	0.02%	8	0.02%	8	0.02%	9	0.02%	6	0.02%
Commercial investor real estate mortgage	—	—%	—	0.01%	—	0.01%	3	0.08%	2	0.04%
Commercial investor real estate construction	—	—%	—	—%	—	—%	—	—%	8	0.30%
Total investor real estate	—	—%	—	0.01%	—	—%	3	0.05%	10	0.14%
Residential first mortgage—non-guaranteed (2)	95	0.72%	99	0.76%	106	0.81%	104	0.82%	115	0.92%
Home equity	32	0.30%	33	0.31%	39	0.36%	34	0.31%	45	0.42%
Indirect—vehicles	8	0.21%	10	0.25%	9	0.22%	8	0.20%	8	0.20%
Consumer credit card	15	1.30%	15	1.24%	13	1.18%	13	1.13%	12	1.10%
Other consumer	4	0.41%	5	0.41%	3	0.32%	3	0.31%	5	0.42%
Total consumer (2)	154	0.50%	162	0.52%	170	0.55%	162	0.53%	185	0.61%
Total accruing 90+ days past due loans (2)	$164	0.21%	$170	0.21%	$178	0.22%	$174	0.21%	$201	0.25%

Total delinquencies (1) (2)	$516	0.65%	$613	0.77%	$557	0.69%	$550	0.68%	$542	0.67%

(1)
Excludes loans that are 100% guaranteed by FHA. Total 30-89 days past due guaranteed loans excluded were $29 million at 3/31/2017, $34 million at 12/31/2016, $29 million at 9/30/2016, $28 million at 6/30/2016 and $19 million at 3/31/2016.

(2)
Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to GNMA where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $100 million at 3/31/2017, $113 million at 12/31/2016, $99 million at 9/30/2016, $95 million at 6/30/2016 and $105 million at 3/31/2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Troubled Debt Restructurings

	As of
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Current:
Commercial	$250	$230	$205	$206	$136
Investor real estate	68	86	118	100	103
Residential first mortgage	334	325	329	343	345
Home equity	266	272	280	291	301
Consumer credit card	2	2	2	2	2
Other consumer	10	10	10	11	12
Total current	930	925	944	953	899
Accruing 30-89 DPD:
Commercial	3	11	6	8	10
Investor real estate	41	4	2	22	16
Residential first mortgage	51	55	54	52	52
Home equity	11	14	16	15	15
Other consumer	—	1	1	1	1
Total accruing 30-89 DPD	106	85	79	98	94
Total accruing and <90 DPD	1,036	1,010	1,023	1,051	993
Non-accrual or 90+ DPD:
Commercial	238	279	194	147	149
Investor real estate	4	5	9	19	27
Residential first mortgage	71	74	76	82	80
Home equity	15	17	17	18	19
Total non-accrual or 90+DPD	328	375	296	266	275
Total TDRs - Loans	$1,364	$1,385	$1,319	$1,317	$1,268
TDRs - Held For Sale	7	3	6	8	8
Total TDRs	$1,371	$1,388	$1,325	$1,325	$1,276

Total TDRs - Loans by Portfolio
	As of
($ amounts in millions)	03/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Total commercial TDRs	$491	$520	$405	$361	$295
Total investor real estate TDRs	113	95	129	141	146
Total consumer TDRs	760	770	785	815	827
Total TDRs - Loans	$1,364	$1,385	$1,319	$1,317	$1,268

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Consolidated Balance Sheets (unaudited)

	As of
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Assets:
Cash and due from banks	$1,736	$1,853	$1,928	$1,867	$1,708
Interest-bearing deposits in other banks	2,638	3,583	2,310	2,370	2,682
Federal funds sold and securities purchased under agreements to resell	—	15	—	—	—
Trading account securities	126	124	120	117	110
Securities held to maturity	1,777	1,362	1,431	1,646	1,901
Securities available for sale	23,521	23,781	23,859	23,494	23,095
Loans held for sale	512	718	571	551	351
Loans, net of unearned income	79,869	80,095	80,883	81,702	81,606
Allowance for loan losses	(1,061)	(1,091)	(1,126)	(1,151)	(1,151)
Net loans	78,808	79,004	79,757	80,551	80,455
Other earning assets	1,562	1,644	1,505	1,516	1,574
Premises and equipment, net	2,088	2,096	2,075	2,091	2,134
Interest receivable	308	319	305	312	314
Goodwill	4,904	4,904	4,882	4,882	4,878
Residential mortgage servicing rights at fair value (MSRs)	326	324	238	216	239
Other identifiable intangible assets	209	221	228	240	246
Other assets	6,030	6,020	5,968	6,359	5,852
Total assets	$124,545	$125,968	$125,177	$126,212	$125,539
Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$37,022	$36,046	$36,321	$34,982	$35,153
Interest-bearing	62,402	62,989	62,968	62,263	63,001
Total deposits	99,424	99,035	99,289	97,245	98,154
Borrowed funds:
Short-term borrowings:
Other short-term borrowings	—	—	—	2	—
Total short-term borrowings	—	—	—	2	—
Long-term borrowings	6,010	7,763	6,054	8,968	7,851
Total borrowed funds	6,010	7,763	6,054	8,970	7,851
Other liabilities	2,389	2,506	2,469	2,612	2,323
Total liabilities	107,823	109,304	107,812	108,827	108,328
Stockholders’ equity:
Preferred stock, non-cumulative perpetual	820	820	820	820	820
Common stock	12	13	13	13	13
Additional paid-in capital	16,959	17,092	17,339	17,539	17,716
Retained earnings	873	666	465	242	62
Treasury stock, at cost	(1,377)	(1,377)	(1,377)	(1,377)	(1,377)
Accumulated other comprehensive income (loss), net	(565)	(550)	105	148	(23)
Total stockholders’ equity	16,722	16,664	17,365	17,385	17,211
Total liabilities and stockholders’ equity	$124,545	$125,968	$125,177	$126,212	$125,539

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

End of Period Loans

	As of
						3/31/2017		3/31/2017
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	vs. 12/31/2016		vs. 3/31/2016
Commercial and industrial	$35,227	$35,012	$35,388	$36,124	$36,200	$215	0.6%	$(973)	(2.7)%
Commercial real estate mortgage—owner-occupied	6,658	6,867	7,007	7,193	7,385	(209)	(3.0)%	(727)	(9.8)%
Commercial real estate construction—owner-occupied	357	334	349	344	346	23	6.9%	11	3.2%
Total commercial	42,242	42,213	42,744	43,661	43,931	29	0.1%	(1,689)	(3.8)%
Commercial investor real estate mortgage	4,277	4,087	4,306	4,302	4,516	190	4.6%	(239)	(5.3)%
Commercial investor real estate construction	2,205	2,387	2,458	2,660	2,554	(182)	(7.6)%	(349)	(13.7)%
Total investor real estate	6,482	6,474	6,764	6,962	7,070	8	0.1%	(588)	(8.3)%
Total business	48,724	48,687	49,508	50,623	51,001	37	0.1%	(2,277)	(4.5)%
Residential first mortgage	13,565	13,440	13,402	13,164	12,895	125	0.9%	670	5.2%
Home equity—first lien	6,764	6,800	6,762	6,727	6,723	(36)	(0.5)%	41	0.6%
Home equity—second lien	3,769	3,887	3,987	4,105	4,191	(118)	(3.0)%	(422)	(10.1)%
Indirect—vehicles	2,108	2,087	2,086	2,116	2,069	21	1.0%	39	1.9%
Indirect—vehicles third-party	1,720	1,953	1,990	2,043	2,003	(233)	(11.9)%	(283)	(14.1)%
Indirect—other consumer	957	920	838	722	652	37	4.0%	305	46.8%
Consumer credit card	1,151	1,196	1,123	1,113	1,045	(45)	(3.8)%	106	10.1%
Other consumer	1,111	1,125	1,187	1,089	1,027	(14)	(1.2)%	84	8.2%
Total consumer	31,145	31,408	31,375	31,079	30,605	(263)	(0.8)%	540	1.8%
Total Loans	$79,869	$80,095	$80,883	$81,702	$81,606	$(226)	(0.3)%	$(1,737)	(2.1)%

End of Period Loan Portfolio Balances by Percentage					As of
					3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Commercial and industrial					44.1%	43.7%	43.8%	44.2%	44.4%
Commercial real estate mortgage—owner-occupied					8.3%	8.6%	8.7%	8.8%	9.0%
Commercial real estate construction—owner-occupied					0.4%	0.4%	0.4%	0.4%	0.4%
Total commercial					52.8%	52.7%	52.9%	53.4%	53.8%
Commercial investor real estate mortgage					5.4%	5.1%	5.3%	5.3%	5.6%
Commercial investor real estate construction					2.8%	3.0%	3.0%	3.3%	3.1%
Total investor real estate					8.2%	8.1%	8.3%	8.6%	8.7%
Total business					61.0%	60.8%	61.2%	62.0%	62.5%
Residential first mortgage					17.0%	16.8%	16.6%	16.1%	15.8%
Home equity—first lien					8.5%	8.5%	8.4%	8.2%	8.2%
Home equity—second lien					4.7%	4.8%	4.9%	5.0%	5.1%
Indirect—vehicles					2.6%	2.6%	2.6%	2.6%	2.5%
Indirect—vehicles third-party					2.2%	2.4%	2.4%	2.5%	2.5%
Indirect—other consumer					1.2%	1.2%	1.0%	0.9%	0.8%
Consumer credit card					1.4%	1.5%	1.4%	1.4%	1.3%
Other consumer					1.4%	1.4%	1.5%	1.3%	1.3%
Total consumer					39.0%	39.2%	38.8%	38.0%	37.5%
Total Loans					100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Average Balances of Loans

	Average Balances
($ amounts in millions)	1Q17	4Q16	3Q16	2Q16	1Q16	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Commercial and industrial	$35,330	$35,149	$35,733	$36,493	$36,103	$181	0.5%	$(773)	(2.1)%
Commercial real estate mortgage—owner-occupied	6,793	6,963	7,106	7,311	7,512	(170)	(2.4)%	(719)	(9.6)%
Commercial real estate construction—owner-occupied	346	356	345	348	359	(10)	(2.8)%	(13)	(3.6)%
Total commercial	42,469	42,468	43,184	44,152	43,974	1	—%	(1,505)	(3.4)%
Commercial investor real estate mortgage	4,229	4,231	4,444	4,399	4,430	(2)	—%	(201)	(4.5)%
Commercial investor real estate construction	2,246	2,441	2,535	2,591	2,591	(195)	(8.0)%	(345)	(13.3)%
Total investor real estate	6,475	6,672	6,979	6,990	7,021	(197)	(3.0)%	(546)	(7.8)%
Total business	48,944	49,140	50,163	51,142	50,995	(196)	(0.4)%	(2,051)	(4.0)%
Residential first mortgage (1)	13,469	13,485	13,249	12,990	12,828	(16)	(0.1)%	641	5.0%
Home equity—first lien	6,789	6,790	6,751	6,727	6,725	(1)	—%	64	1.0%
Home equity—second lien	3,817	3,921	4,024	4,142	4,231	(104)	(2.7)%	(414)	(9.8)%
Indirect—vehicles	2,108	2,075	2,110	2,097	2,030	33	1.6%	78	3.8%
Indirect—vehicles third-party	1,835	2,021	2,003	2,052	2,026	(186)	(9.2)%	(191)	(9.4)%
Indirect—other consumer	937	889	779	686	599	48	5.4%	338	56.4%
Consumer credit card	1,166	1,146	1,110	1,066	1,050	20	1.7%	116	11.0%
Other consumer	1,113	1,122	1,094	1,058	1,026	(9)	(0.8)%	87	8.5%
Total consumer	31,234	31,449	31,120	30,818	30,515	(215)	(0.7)%	719	2.4%
Total Loans	$80,178	$80,589	$81,283	$81,960	$81,510	$(411)	(0.5)%	$(1,332)	(1.6)%

(1) 2017 average residential first mortgage balances reflect the impact of $171 million associated with the sale of affordable housing residential mortgage loans at the end of 2016.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Deposits

	As of
						3/31/2017		3/31/2017
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	vs. 12/31/2016		vs. 3/31/2016
Customer Deposits
Interest-free deposits	$37,022	$36,046	$36,321	$34,982	$35,153	$976	2.7%	$1,869	5.3%
Interest-bearing checking	19,668	20,259	20,016	20,571	21,172	(591)	(2.9)%	(1,504)	(7.1)%
Savings	8,367	7,840	7,786	7,786	7,768	527	6.7%	599	7.7%
Money market—domestic	27,207	27,293	27,534	26,138	26,607	(86)	(0.3)%	600	2.3%
Money market—foreign	96	186	237	258	270	(90)	(48.4)%	(174)	(64.4)%
Low-cost deposits	92,360	91,624	91,894	89,735	90,970	736	0.8%	1,390	1.5%
Time deposits	7,064	7,183	7,366	7,286	7,161	(119)	(1.7)%	(97)	(1.4)%
Total Customer Deposits	99,424	98,807	99,260	97,021	98,131	617	0.6%	1,293	1.3%
Corporate Treasury Deposits
Time deposits	—	228	29	224	23	(228)	(100.0)%	(23)	(100.0)%
Total Deposits	$99,424	$99,035	$99,289	$97,245	$98,154	$389	0.4%	$1,270	1.3%

	As of
						3/31/2017		3/31/2017
($ amounts in millions)	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016	vs. 12/31/2016		vs. 3/31/2016
Consumer Bank Segment	$58,083	$56,267	$56,184	$54,773	$54,482	$1,816	3.2%	$3,601	6.6%
Corporate Bank Segment	27,836	28,280	28,356	27,743	27,527	(444)	(1.6)%	309	1.1%
Wealth Management Segment	10,169	10,438	10,622	10,863	12,092	(269)	(2.6)%	(1,923)	(15.9)%
Other	3,336	4,050	4,127	3,866	4,053	(714)	(17.6)%	(717)	(17.7)%
Total Deposits	$99,424	$99,035	$99,289	$97,245	$98,154	$389	0.4%	$1,270	1.3%

	Average Balances
($ amounts in millions)	1Q17	4Q16	3Q16	2Q16	1Q16	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Customer Deposits
Interest-free deposits	$35,628	$36,158	$35,469	$35,020	$34,826	$(530)	(1.5)%	$802	2.3%
Interest-bearing checking	19,915	19,769	20,267	20,760	21,244	146	0.7%	(1,329)	(6.3)%
Savings	8,050	7,811	7,779	7,794	7,491	239	3.1%	559	7.5%
Money market—domestic	27,083	27,039	26,701	26,331	26,575	44	0.2%	508	1.9%
Money market—foreign	143	215	273	254	246	(72)	(33.5)%	(103)	(41.9)%
Low-cost deposits	90,819	90,992	90,489	90,159	90,382	(173)	(0.2)%	437	0.5%
Time deposits	7,099	7,300	7,346	7,169	7,277	(201)	(2.8)%	(178)	(2.4)%
Total Customer Deposits	97,918	98,292	97,835	97,328	97,659	(374)	(0.4)%	259	0.3%
Corporate Treasury Deposits
Time deposits	49	205	101	169	91	(156)	(76.1)%	(42)	(46.2)%
Total Deposits	$97,967	$98,497	$97,936	$97,497	$97,750	$(530)	(0.5)%	$217	0.2%

	Average Balances
($ amounts in millions)	1Q17	4Q16	3Q16	2Q16	1Q16	1Q17 vs. 4Q16		1Q17 vs. 1Q16
Consumer Bank Segment	$56,243	$55,638	$55,186	$54,703	$53,492	$605	1.1%	$2,751	5.1%
Corporate Bank Segment	28,165	28,730	28,293	27,618	27,608	(565)	(2.0)%	557	2.0%
Wealth Management Segment	10,041	10,245	10,643	11,280	12,311	(204)	(2.0)%	(2,270)	(18.4)%
Other	3,518	3,884	3,814	3,896	4,339	(366)	(9.4)%	(821)	(18.9)%
Total Deposits	$97,967	$98,497	$97,936	$97,497	$97,750	$(530)	(0.5)%	$217	0.2%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Deposits (continued)
	As of
End of Period Deposits by Percentage	3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Customer Deposits
Interest-free deposits	37.2%	36.4%	36.6%	36.0%	35.8%
Interest-bearing checking	19.8%	20.5%	20.2%	21.1%	21.6%
Savings	8.4%	7.9%	7.9%	8.0%	7.9%
Money market—domestic	27.4%	27.5%	27.7%	26.9%	27.1%
Money market—foreign	0.1%	0.2%	0.2%	0.3%	0.3%
Low-cost deposits	92.9%	92.5%	92.6%	92.3%	92.7%
Time deposits	7.1%	7.3%	7.4%	7.5%	7.3%
Total Customer Deposits	100.0%	99.8%	100.0%	99.8%	100.0%
Corporate Treasury Deposits
Time deposits	—%	0.2%	—%	0.2%	—%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Reconciliation to GAAP Financial Measures
Tangible Common Ratios and Capital
The following tables provide the calculation of the end of period “tangible common stockholders’ equity” and "tangible common book value per share" ratios, a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP), and the fully phased-in pro-forma of Basel III common equity Tier 1 (non-GAAP).

The calculation of the fully phased-in pro-forma "Common equity Tier 1" (CET1) is based on Regions’ understanding of the Final Basel III requirements. For Regions, the Basel III framework became effective on a phased-in approach starting in 2015 with full implementation beginning in 2019. The calculation provided below includes estimated pro-forma amounts for the ratio on a fully phased-in basis. Regions’ current understanding of the final framework includes certain assumptions, including the Company’s interpretation of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as analyses and discussions with regulators continue. Because Regions is not currently subject to the fully phased-in capital rules, this pro-forma measure is considered to be a non-GAAP financial measure, and other entities may calculate it differently from Regions’ disclosed calculation.

A company's regulatory capital is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to broad risk categories. The aggregated dollar amount in each category is then multiplied by the prescribed risk-weighted percentage. The resulting weighted values from each of the categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Common equity Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the common equity Tier 1 capital ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements on a fully phased-in basis.

Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders' equity and the fully phased-in Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Tangible Common Ratios—Consolidated
Stockholders’ equity (GAAP)		$16,722	$16,664	$17,365	$17,385	$17,211
Less:
Preferred stock (GAAP)		820	820	820	820	820
Intangible assets (GAAP)		5,113	5,125	5,110	5,122	5,124
Deferred tax liability related to intangibles (GAAP)		(156)	(155)	(160)	(163)	(164)
Tangible common stockholders’ equity (non-GAAP)	A	$10,945	$10,874	$11,595	$11,606	$11,431
Total assets (GAAP)		$124,545	$125,968	$125,177	$126,212	$125,539
Less:
Intangible assets (GAAP)		5,113	5,125	5,110	5,122	5,124
Deferred tax liability related to intangibles (GAAP)		(156)	(155)	(160)	(163)	(164)
Tangible assets (non-GAAP)	B	$119,588	$120,998	$120,227	$121,253	$120,579
Shares outstanding—end of quarter	C	1,205	1,215	1,236	1,259	1,275
Tangible common stockholders’ equity to tangible assets (non-GAAP)	A/B	9.15%	8.99%	9.64%	9.57%	9.48%
Tangible common book value per share (non-GAAP)	A/C	$9.08	$8.95	$9.38	$9.22	$8.97

($ amounts in millions)		3/31/2017	12/31/2016	9/30/2016	6/30/2016	3/31/2016
Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1)
Stockholder's equity (GAAP)		$16,722	$16,664	$17,365	$17,385	$17,211
Non-qualifying goodwill and intangibles		(4,943)	(4,955)	(4,936)	(4,946)	(4,947)
Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments		504	489	(173)	(227)	(64)
Preferred stock (GAAP)		(820)	(820)	(820)	(820)	(820)
Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP)	D	$11,463	$11,378	$11,436	$11,392	$11,380
Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) (2)	E	$102,551	$102,975	$103,749	$105,199	$106,227
Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP)	D/E	11.2%	11.1%	11.0%	10.8%	10.7%

(1)	Current quarter amounts and the resulting ratio are estimated.

(2)
Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•
Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values, unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.

•
Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings.

•	The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict.

•
Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity.

•
Any impairment of our goodwill or other intangibles, or any adjustment of valuation allowances on our deferred tax assets due to adverse changes in the economic environment, declining operations of the reporting unit, or other factors.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.

•
Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	Our ability to effectively compete with other financial services companies, some of whom possess greater financial resources than we do and are subject to different regulatory standards than we are.

•	Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs.

•	Our inability to develop and gain acceptance from current and prospective customers for new products and services in a timely manner could have a negative impact on our revenue.

•	The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.

•
Changes in laws and regulations affecting our businesses, such as the Dodd-Frank Act and other legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us.

•
Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements.

•
Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted.

•
The Basel III framework calls for additional risk-based capital surcharges for globally systemically important banks. Although we are not subject to such surcharges, it is possible that in the future we may become subject to similar surcharges.

•
The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.

•	Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives.

•	The success of our marketing efforts in attracting and retaining customers.

•	Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.

•
Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.

•	Fraud or misconduct by our customers, employees or business partners.

•	Any inaccurate or incomplete information provided to us by our customers or counterparties.

•	The risks and uncertainties related to our acquisition and integration of other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement to First Quarter 2017 Earnings Release

•
Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act.

•	The inability of our internal disclosure controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.

•	The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses.

•
The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business.

•
Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries.

•	Our inability to keep pace with technological changes could result in losing business to competitors.

•
Our ability to identify and address cyber-security risks such as data security breaches, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information; disruption or damage to our systems; increased costs; losses; or adverse effects to our reputation.

•	Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives.

•
Significant disruption of, or loss of public confidence in, the Internet and services and devices used to access the Internet could affect the ability of our customers to access their accounts and conduct banking transactions.

•	Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets.

•
The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.

•
The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses; result in the disclosure of and/or misuse of confidential information or proprietary information; increase our costs; negatively affect our reputation; and cause losses.

•	Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders.

•	Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect how we report our financial results.

•	Other risks identified from time to time in reports that we file with the SEC.

•	The effects of any damage to our reputation resulting from developments related to any of the items identified above.
The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.
The words “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551.